EXHIBIT 11.1

              ARTERIAL VASCULAR ENGINEERING, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)


                                                                     Three Months Ended  Six Months Ended
                                                                         December 31,      December 31,
                                                                     ------------------  ----------------
                                                                       1997      1996     1997      1996
                                                                     -------    ------   ------    ------
Basic
Weighted average common shares outstanding                            31,215    30.959   31,140    30,910
                                                                     -------   -------  -------   -------
Shares used in calculation of net income per share - basic            31,215    30,959   31,140    30,910
                                                                     =======   =======  =======   =======
Net income                                                           $ 7,754   $ 4,606  $13,464   $12,371
                                                                     =======   =======  =======   =======
Net income per share - basic                                         $  0.25   $  0.15  $  0.43   $  0.40
                                                                     =======   =======  =======   =======

Diluted
Weighted average common shares outstanding                            31,215    30,959   31,140    30,910
Weighted average common equivalent shares assuming
  conversion of stock options under the treasury
  stock method                                                         1,288       631    1,230       701
                                                                     -------   -------  -------   -------
Shares used in calculation of net income per share - diluted          32,503    31,590   32,370    31,611
                                                                     =======   =======  =======   =======
Net income                                                           $ 7,754   $ 4,606  $13,464   $12,371
                                                                     =======   =======  =======   =======
Net income per share - diluted                                       $  0.24   $  0.15  $  0.42   $  0.39
                                                                     =======   =======  =======   =======